UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 30, 2005

COMPUTER SOFTWARE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-34144	98-0216911
(Commission File Number)	(IRS Employer Identification No.)

1661 East Main Street, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a) Net Worth Covenant

On May 20, 2005, we entered into a waiver letter agreement with RBC Centura Bank (the “Bank”) with respect to a potential default under our bank credit facility. That agreement and the potential default were previously disclosed in our Form 10-QSB for the quarter ended March 31, 2005. On June 30, 2005, we entered into a second letter agreement with the Bank extending the waiver until August 31, 2005. We previously disclosed the second letter agreement in a Current Report on Form 8-K filed on July 1, 2005.

The necessity for the original waiver and the waiver extension arose from our technical noncompliance with one of the covenants under our credit facility with the Bank. In February 2005, we issued warrants to Barron Partners LP, the terms of which included the payment of liquidated damages in the event we did not cause a registration statement to become effective by a certain date with respect to the shares of common stock underlying the warrants and our convertible preferred stock. The existence of the liquidated damages provision caused the warrants to be treated as a current liability of the Company as opposed to additional paid-in capital. Consequently, we were not in compliance with the covenant under the credit facility which requires us to maintain a minimum tangible net worth (the “Net Worth Covenant”).

We are negotiating with Barron to modify the liquidated damages provisions of the warrants to remove them from classification as a current liability. We are also working to have a registration statement declared effective with respect to the shares underlying the warrants and the preferred stock, which would effectively eliminate the liquidated damages provision. Through one or both of the foregoing alternatives, we believe that we can have the warrants reclassified and thus comply fully with the terms of the bank credit facility. However, we currently remain in technical noncompliance under our credit facility. Consequently, the Bank has agreed to further extend the waiver with respect to the Net Worth Covenant until November 30, 2005. The letter agreement extending the waiver is filed as Exhibit 10.1 and is incorporated herein by reference.

(b) Consent Regarding Joint Defense Costs

As previously disclosed in our Form 10-QSB for the quarter ended June 30, 2005, we are currently involved in litigation with Integrated Tek Solutions, Inc., arising out of a letter of intent executed between Yasup, LLC, a predecessor to Integrated Tek Solutions, and Computer Software Innovations, Inc., a South Carolina corporation (“CSI-South Carolina”) and predecessor to our company. The letter of intent related to the potential acquisition of CSI-South Carolina by Yasup, LLC. A number of other entities and individuals are named as defendants in the action, including several of our current and former officers and directors. Such officers and directors are Nancy K. Hedrick, CEO and director; Joe G. Black, former CFO; Thomas P. Clinton, Vice-President of Sales and director; Beverly N. Hawkins, Secretary and Vice-President of Support Services; and William J. Buchanan, Treasurer and Vice-President of Engineering.

To date, legal counsel to our company has also represented the foregoing officers and directors in the action. We do not believe that the incremental cost of representing any one or all of these individual defendants is material. We also do not believe that the payment of such costs would constitute a default under or breach of the terms of our credit facility. Nonetheless, at our request, the Bank has affirmatively consented to the past and continuing payment by us of the joint defense costs of both the company and the aforementioned individual defendants. Such consent is included in Exhibit 10.1 and is incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

(c)

Exhibit Number	Description
10.1	Letter Agreement by and between Computer Software Innovations, Inc. and RBC Centura Bank dated August 30, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ Nancy K. Hedrick
Name:	Nancy K. Hedrick
Title:	President and CEO

Dated: August 31, 2005

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter Agreement by and between Computer Software Innovations, Inc. and RBC Centura Bank dated August 30, 2005

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